SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549
               ___________________________________

                            FORM 8-A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
            PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

                      Kranzco Realty Trust
                      --------------------
(Exact name of registrant as specified in its charter)



               Maryland                            23-2691327
----------------------------------------        -----------------
 (State of incorporation or organization)       (I.R.S. Employer
                                              Identification No.)


128 Fayette Street, Conshohocken, Pennsylvania           19428
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(Address of principal executive offices)               (Zip Code)

If this form relates to			If this form relates to
the registration of a			the registration of a
class of debt securities		class of debt securities
and is effective upon			and is to become
filing pursuant to			effective simultaneously
General Instruction			with the effectiveness of
A(c)(1) please check the		a concurrent registration
following box.  _____			statement under the
                \____\			Securities Act of 1933
					pursuant to General
					Instruction A(c)(2)
					please check the____
					following box.  \____\

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

               Series B-1 Cumulative Convertible
            Preferred Shares of Beneficial Interest,
                    par value $.01 per share
            (liquidation preference of $25 per share)
             ---------------------------------------
             (Title of each class to be registered)

                     New York Stock Exchange
                      ---------------------
                     (Name of each exchange
                     on which each class is
                        to be registered)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:
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                              NONE

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ITEM 1.   Description of Registrant's Securities to be
          Registered. The description of the Registrant's securities to be registered is incorporated herein by reference to the information in Registrant's Registration Statement No. 333-18249 under the heading "Description of Kranzco Shares -- Kranzco Preferred Shares -- Kranzco Series B-1 Preferred Shares and Kranzco Series B-2 Preferred Shares."

ITEM 2.   Exhibits

          3.1 -     Amended and Restated Declaration of Trust of
                    Registrant.

          3.2 -     Amendment No. 1 to Amended and Restated
                    Declaration of Trust of Registrant.

          3.3 - Amended and Restated Bylaws of Registrant, as amended.*

          3.4 -     Articles Supplementary Classifying Series B-1
                    Cumulative Convertible Preferred Shares of
                    Beneficial Interest.

                            SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   KRANZCO REALTY TRUST



Date:  February 27, 1997           By: /s/ Robert H. Dennis
                                       ---------------------
                                       Robert H. Dennis
                                       Chief Financial Officer

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